Exhibit 10.2

DIRECT DIGITAL HOLDINGS, INC.
EMPLOYEE NONQUALIFIED STOCK OPTION
AWARD AGREEMENT

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of [________], 2022 (the “Date of Grant”), is made by and between Direct Digital Holdings, Inc. (the “Company”), and [_______] (the “Participant”).

1.	Grant of Option.

(a)         Grant. The Company hereby grants to the Participant an Option to purchase a total of [_______] shares of Stock (the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the “Option”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

(b)         Option Price. The Option Price shall be $[_______] per Option Share.

(c)         Incorporation by Reference, Etc. The provisions of the Direct Digital Holdings, Inc., 2022 Omnibus Incentive Plan (the “Plan”) are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. Without limiting the foregoing, the Participant acknowledges that the Option and the Option Shares are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of Option Shares and/or the applicable Option Price of the Option.

2.	Vesting; Forfeiture.

(a)         The Options shall become vested pursuant to the applicable vesting schedule set forth below in this Section 2(a); provided that the Participant remains continuously employed in active service by the Company or one of its Affiliates from the Date of Grant through the applicable vesting date. Unless required by Code Section 409A, a transfer from employment to service, or vice versa, within or between the Company or an Affiliate, shall not be deemed a termination of employment or services with the Company or an Affiliate.

Years Following Date of Grant[1]	Percent of Option Vested

3.	Method of Exercise; Tax Withholding.

(a)         The Participant may exercise the vested and exercisable portion of the Option, in whole or in part, by notifying the Company in writing of the whole number of Option Shares to be purchased thereunder and complying with the method of exercise set forth in this paragraph. Unless otherwise provided by the Company, the method of exercising the Option shall be a “net exercise” procedure effected by withholding the applicable number of shares of Stock otherwise deliverable in respect of an Option that are needed to pay for the aggregate Option Price for such shares of Stock and all applicable required withholding taxes; provided that the number of shares of Stock so withheld to satisfy applicable withholding and employment taxes shall not have an aggregate Fair Market Value on the date of such withholding in excess of the applicable withholding obligation. The Company may, however, require or permit the Participant to exercise the Option by (i) delivering with the notice of exercise an amount equal to the aggregate Option Price for such number of shares of Stock (calculated based on the number of shares of Stock acquired that are covered by the Option, as applicable) and/or all applicable withholding taxes in cash (certified check, wire transfer or bank draft) or, if permitted by the Company in its sole discretion, in whole shares of Stock already owned by the Participant, (ii) using a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price for such shares of Stock and all applicable required withholding taxes, or (iii) a combination of any of the methods prescribed in this paragraph or any other method identified by the Company.

1 Applicable vesting provisions to be inserted.

(b)       Exercise of this Option shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. Unless otherwise provided by the Company, tax withholding shall in no event exceed the applicable maximum statutory rate. Except as expressly provided pursuant to Section 3(a), as a condition to the exercise of the Option, the Participant must remit an amount in cash, shares of Stock or other property (as elected by the Participant) sufficient to satisfy all Federal, state and local or other applicable withholding and employment taxes relating thereto. In addition, the Company shall have the right and is hereby authorized to withhold from the shares of Stock otherwise deliverable upon exercise of the Option, or from any compensation or other amount owing to the Participant, the amount (in cash or, in the discretion of the Company, shares of Stock or other property) of any applicable withholding and employment taxes in respect of the exercise of the Option and to take such other action as may be necessary in the discretion of the Company to satisfy all obligations for the payment of such taxes.

4.       Expiration. The Option may be subject to earlier cancellation, termination or expiration but in no event shall all or any portion of the Option be exercisable after the tenth annual anniversary of the Date of Grant (the “Option Period”).

5.       Termination of Employment.

(a)       Termination of Employment for Cause. If, prior to the exercise date, the Participant’s employment with the Company and its Affiliates is terminated by the Company or one of its Affiliates for Cause, the unvested portions of the Option shall be cancelled immediately and the Participant shall immediately forfeit any rights to all Option Shares.

(b)       Termination of Employment Due to Death or Disability. If the Participant’s employment or service with the Company terminates because of the Participant’s death or Disability, 100 percent of the Option shall become immediately vested as of the date of the Participant’s death or Disability, as applicable. The Participant or the Participant’s Beneficiary may exercise this Option (or any portion thereof) within twelve (12) months after the date of the Participant’s death or Disability. For the avoidance of doubt, this Section 5(b) shall not apply to any death or Disability of the Participant occurring after the date of termination of the Participant’s employment for any reason.

(c)       Other Termination of Employment. Except as provided in Section 6 below, if, prior to the vesting date, the Participant’s employment with the Company and its Affiliates terminates for any reason other than for Cause or as a result of the Participant’s death or Disability (including termination for Good Reason, if applicable, or any termination of employment by the Company without Cause), then all unvested portions of the Option shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto. The vested portion of the Option shall expire on the earlier of the last day of the Option Period or the 90th day following the date of such termination. For the avoidance of doubt, the vested portion of the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination. When a Participant’s employment with the Company is terminated for any reason other than due to death or Disability, the participant is responsible for exercising and moving all of Participant’s Options, that are vested as of the termination date, to Participant’s own personal brokerage account; this step must be completed within 90 days following the employment termination date.

6.      Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, treatment of this Option shall be governed by Section 15 of the Plan.

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7.      Rights as a Shareholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock subject to this Option unless, until and to the extent that (i) such Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered such shares of Stock to the Participant and (iii) the Participant’s name shall have been entered as a shareholder of record with respect to such Option Shares on the books of the Company. The Company shall cause the actions described in clauses (ii) and (iii) of the preceding sentence to occur promptly following exercise as contemplated by this Agreement, subject to compliance with applicable laws and compliance with the requirements of this Agreement.

8.      Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable Federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Option as it deems reasonably necessary or advisable under applicable Federal securities laws, the rules and regulations of any stock exchange or market upon which shares of Stock are then listed or traded, and/or any blue sky or state securities laws applicable to such shares of Stock. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of Federal and state securities law in exercising his or her rights under this Agreement.

9.       Clawback. The Option and/or the Option Shares shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required or permitted by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); provided that such requirement is in effect at the relevant time, and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the shares of Stock may be listed or quoted or if so required pursuant to a written policy adopted by the Company.

10.      Miscellaneous.

(a)      Transferability. The Option shall be subject to the transfer restrictions contained in Section 13(l) of the Plan.

(b)      Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Participant shall not be materially adversely affected without the Participant’s written consent.

(c)      Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)      Section 409A. The Option is not intended to be subject to Section 409A of the Code and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole reasonable discretion, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code and (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(d) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

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(e)      Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i)	if to the Company, to:

Direct Digital Holdings, Inc.
1233 W. Loop S, Ste 1170

Houston, TX 77027
Attention: Stock Plan Administrator

(ii)	if to the Participant, to the Participant’s home address on file with the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally-recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(f)       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)      No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(h)      Fractional Shares. In lieu of issuing a fraction of a share of Stock resulting from any exercise of the Option, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

(i)       Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 10(i).

(j)       Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k)      Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, and supersede all prior communications, representations and negotiations in respect thereto.

(l)       Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(m)     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n)      Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

DIRECT DIGITAL HOLDINGS, INC.

By:
Its:

[Participant Name]

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